UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event report): June 9, 2004

SENSYTECH, INC.

(Exact Name of Registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-08193	38-1873250

(Commission File No.)	(I.R.S. Employer Identification No.)

8419 Terminal Road, Newington, Virginia 22122-1430

(Address of principal executive offices and zip code)

     Registrant’s telephone number, including area code: (703)550-7000

SENSYTECH, INC. AND SUBSIDIARIES

ITEM 5.        OTHER EVENTS.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the joint press release issued by Sensytech, Inc. and Argon Engineering Associates, Inc. on June 7, 2004 announcing that they have entered into a definitive merger agreement, creating a unique command, control, communications, computers, intelligence, surveillance and reconnaissance (“C4ISR”) company with a strong research and development (“R&D”) heritage, that delivers cutting-edge technologies to defense, intelligence and homeland security markets.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SENSYTECH, INC.
June 9, 2004	By: /s/ Donald F. Fultz Donald F. Fultz Vice President, Treasurer, & Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 7, 2004 issued by Sensytech, Inc and Argon Engineering Associates, Inc.

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